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CONTACT:
Kelly Taylor
Director, Investor Relations
(216) 676-2000

GrafTech Completes Credit Facility Amendment Increasing Liquidity
Arranges a New $40 Million Term Loan Facility
INDEPENDENCE, Ohio - March 2, 2015 - GrafTech International Ltd. (NYSE:GTI) today announced that it has amended its revolving credit facility to provide additional flexibility, resulting in access to the full $400 million revolver. In addition, the Company established a new $40 million senior secured term loan facility.

The primary purpose of the credit facility amendment and the term loan facility is to further enhance GrafTech’s capital structure and to provide more than ample liquidity to repay its $200 million senior subordinated notes due in November 2015 while comfortably funding its ongoing operations and initiatives. The term loan is a delayed draw facility, which is to be used in connection with the repayment of the Company’s senior subordinated notes. The term loan facility was provided by a group of financial institutions led by J.P. Morgan and Bank of America.

Joel Hawthorne, Chief Executive Officer of GrafTech, commented, “By proactively arranging this financing we have expanded our liquidity to address current debt maturities and enhanced our capital structure moving forward. This, together with our previously announced cost savings initiatives and operational improvements, positions us well as we execute on our strategic plans.”

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The interest rate on the facilities is a spread over the London Interbank Offered Rate (“LIBOR”) and will vary based on leverage. The initial interest rate at closing is LIBOR plus 225 basis points.
GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 18 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Independence, Ohio, GrafTech employs approximately 2,400 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release and related discussions may contain forward-looking statements about such matters as: our outlook for 2015; future or targeted operational and financial performance; growth prospects and rates; the markets we serve; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; stock repurchase plans; cost, inventory and supply chain management; rationalization and related activities; the impact of rationalization, product line changes, cost competitiveness and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors' or customers' operations; future prices and demand for our products; product quality; diversification, new products, and product improvements and their impact on our business; the integration or impact of acquired businesses; investments and acquisitions that we may make in the future; possible financing or refinancing (including factoring and supply chain financing) activities; our customers' operations, order patterns and demand for their products; the impact of customer bankruptcies; our position in markets we serve; regional and global economic and industry market conditions, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; legal proceedings and antitrust investigations; our liquidity and capital resources, including our obligations under our senior subordinated notes that mature in November 2015; tax rates and the effects of jurisdictional mix; the impact of accounting changes; and currency exchange and interest rates and changes therein.

We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: adjustments to our 2014 results; actual timing of the filing of our Form 10-K with the SEC and potential effects of delays in such filing; failure to achieve cost savings, EBITDA or other estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply chain management; limitations or delays on capital expenditures; business interruptions including those caused by weather, natural disaster, or other causes; delays or changes in, or non-consummation of proposed investments or acquisitions; failure to successfully integrate or

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achieve expected synergies, performance or returns expected from any completed investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain new or refinance existing financing on acceptable terms; adverse changes in labor relations; adverse developments in legal proceedings or investigations; non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product line changes, or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions, or other changes in steel, electronics and other markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest which adversely impacts us or our customers' businesses; declines in demand; intensified competition and price or margin decreases; graphite electrode and needle coke manufacturing capacity increases; fluctuating market prices for our products, including adverse differences between actual graphite electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income tax rate; changes in the availability or cost of key inputs, including petroleum-based coke or energy; changes in interest or currency exchange rates; inflation or deflation; failure to satisfy conditions to government grants; continuing uncertainty over fiscal or monetary policies or conditions in the U.S., Europe, China or elsewhere; changes in fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.